                   Exhibit 21 - Subsidiaries of the Registrant

The following are the subsidiaries of Fulton Financial Corporation:

                                        State of Incorporation               Name Under Which
            Subsidiary                      or Organization               Business is Conducted
            ----------                  ----------------------            ---------------------
Fulton Bank                                  Pennsylvania              Fulton Bank
One Penn Square
P.O. Box 4887 Lancaster,
Pennsylvania 17604

Lebanon Valley Farmers Bank                  Pennsylvania              Lebanon Valley Farmers Bank
555 Willow Street
P.O. Box 1285
Lebanon, Pennsylvania 17042

Swineford National Bank                      Pennsylvania              Swineford National Bank
227 East Main Street
Middleburg, Pennsylvania 17842

Lafayette Ambassador Bank                    Pennsylvania              Lafayette Ambassador Bank
360 Northampton Street
Easton, Pennsylvania 18042

Fulton Financial Realty Company              Pennsylvania              Fulton Financial Realty Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Fulton Reinsurance Company, LTD              Turks & Caicos Islands    Fulton Reinsurance Company, LTD
One Beatrice Butterfield Building
Butterfield Square, Providenciales
Turks & Caicos Islands, BWI

FNB Bank, N.A.                               Pennsylvania              FNB Bank, N.A.
354 Mill Street
P.O. Box 279
Danville, Pennsylvania 17821

Hagerstown Trust Company                     Maryland                  Hagerstown Trust
83 West Washington Street
Hagerstown, Maryland 21740

Central Pennsylvania Financial Corp.         Pennsylvania              Central Pennsylvania Financial Corp.
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Delaware National Bank                       Delaware                  Delaware National Bank
Route 113 North
P.O. Box 520
Georgetown, DE 19947

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

             Exhibit 21 - Subsidiaries of the Registrant (Continued)

                                     State of Incorporation               Name Under Which
          Subsidiary                     or Organization               Business is Conducted
          ----------                 ----------------------            ---------------------
The Bank                                  New Jersey                 The Bank
100 Park Avenue
P.O. Box 832
Woodbury, NJ 08096

FFC Management, Inc.                      Delaware                   FFC Management, Inc.
P.O. Box 609
Georgetown, DE 19947

The Peoples Bank of Elkton                Maryland                   The Peoples Bank of Elkton
130 North Street
P.O. Box 220
Elkton, MD 21922

Skylands Community Bank                   New Jersey                 Skylands Community Bank
176 Mountain Avenue
Hackettstown, NJ 07840

Fulton Financial Advisors,
     National Association                 Pennsylvania               Fulton Financial Advisors, N.A.
One Penn Square
P.O. Box 7989
Lancaster, Pennsylvania 17604

Fulton Insurance                          Pennsylvania               Fulton Insurance
     Services Group, Inc.                                                 Services Group, Inc.
One Penn Square
P.O. Box 7989
Lancaster, Pennsylvania 17604

Dearden, Maguire, Weaver and              Pennsylvania               Dearden, Maquire, Weaver
     Barrett LLC                                                          and Barrett LLC
One Tower Bridge
100 Front Street Suite 560
West Conshohocken, PA 19428

Drovers Capital Trust I                   Delaware                   Drovers Capital Trust I
103 Faulk Road, Suite 202
Wilmington, DE 19803

FFC Penn Square, Inc.                     Delaware                   FFC Penn Square, Inc.
P.O. Box 609
Georgetown, DE 19947

Pennbanks Insurance Company               Cayman Islands             Pennbanks Insurance Company
Genesis Building
P O Box 1363 GT
Grand Cayman, B.W.I

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